EXHIBIT 10.19
                                                              -------------

                            STOCK PURCHASE AGREEMENT


                                      AMONG


                       CAVANAUGHS HOSPITALITY CORPORATION


                                       And


                             LISA SWANBECK-JOHNSON,
                                 RODNEY D. OLSON
                                       And
                                D. MICHAEL BASHAW


                                December 17, 1999

     STOCK PURCHASE AGREEMENT

     Agreement entered for reference purposes as of December 17, 1999 by and among Cavanaughs Hospitality Corporation, a Washington corporation (the "Buyer"), Lisa Swanbeck-Johnson ("Johnson") as the owner of 100% of the stock of PNW Holdings, Inc., a Washington corporation ("PNW") which is the owner of 100% of the stock of WC Coast Holdings, Inc., a Washington corporation ("Holdings"), Rodney D. Olson, a married man ("Olson") and D. Michael Bashaw, a married man ("Bashaw"). (Johnson, Olson and Bashaw shall be collectively referred to herein as the "Sellers"). The Buyer and the Sellers are referred to collectively herein as the "Parties."

     The Sellers in the aggregate own all of the outstanding capital stock of WestCoast Hotels, Inc., a Washington corporation (the "WestCoast").

     This Agreement contemplates a transaction in which the Buyer will purchase from the Sellers, and the Sellers will sell to the Buyer, all of the outstanding capital stock of WestCoast and any rights to acquire such stock in return for cash, Buyer Bonds and the Retained Equity Interests.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

     1.   DEFINITIONS.

          "ACCREDITED INVESTOR" has the meaning set forth in Regulation D promulgated under the Securities Act.

          "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

          "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

          "AFFILIATED GROUP" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

          "APPLICABLE RATE" means the corporate base rate of interest publicly announced from time to time by US Bank, NA.

          "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

          "BUYER" has the meaning set forth in the preface above.

          "BUYER BONDS" has the meaning set forth in Section 2(b) below.

          "CCI LOAN" means all indebtedness, whether secured or unsecured, by Sellers, WestCoast or Holdings or their Affiliates or Subsidiaries to Capital Consultants, Inc.

          "CLOSING" has the meaning set forth in Section 2(f) below.

          "CLOSING BALANCE SHEET" has the meaning set forth in Section
          7(e).

          "CLOSING DATE" has the meaning set forth in Section 2(f) below.

          "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "CONFIDENTIAL INFORMATION" means (i) with respect to the Sellers any information concerning the businesses and affairs of Buyer and its subsidiaries that is not already generally available to the public, and (ii) with respect to the Buyer, any information concerning the businesses and affairs of WestCoast and its Subsidiaries that is not already generally available to the public.

          "CONTROLLED GROUPS" has the meaning set forth in Code Section
          1563.

          "DISCLOSURE SCHEDULE" means that certain Disclosure Schedule approved by the Parties, which is hereby incorporated into this Agreement as if fully set forth herein.

          "EFFECTIVE DATE" has the meaning described in Section 2(f).

          "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

          "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Section 3(2).

          "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Section 3(1).

          "ENVIRONMENTAL, HEALTH, AND SAFETY REQUIREMENTS" shall mean all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA AFFILIATE" means each entity which is treated as a single employer with SELLER for purposes of Code Section 414.

          "EXCESS WORKING CAPITAL" has the meaning described in Section
          7(e).

          "FIDUCIARY" has the meaning set forth in ERISA Section 3(21).

          "FINANCIAL STATEMENT" has the meaning set forth in Section 4(g) below.

          "GAAP" means United States generally accepted accounting principles as in effect from time to time.

          "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "HOLDINGS GROUP" means Lisa Johnson; WC Coast Holdings, Inc.; PNW Holdings, Inc.; and 832 Properties, Inc.

          "HOLDINGS SHARE" means any share of any class and of any par or no-par value of Holdings.

          "INCOME TAX" means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

          "INCOME TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          "INDEMNIFIED PARTY" has the meaning set forth in Section 9(d) below.

          "INDEMNIFYING PARTY" has the meaning set forth in Section 9(d) below.

          "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

          "KNOWLEDGE" means actual knowledge of Johnson, Olson or Bashaw.

          "MOST RECENT BALANCE SHEET" means the balance sheet contained within the Most Recent Financial Statements.

          "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in
          Section 4(g) below.

          "MOST RECENT FISCAL MONTH END" has the meaning set forth in
          Section 4(g) below.

          "MOST RECENT FISCAL YEAR END" has the meaning set forth in
          Section 4(g) below.

          "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Section
          3(37).

          "OPTION REDEMPTION AGREEMENTS" has the meaning set forth in
          Section 6(h), below.

          "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

          "PARTY" has the meaning set forth in the preface above.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

          "PNW SHARE" means any share of any class and of any par or no-par value of PNW.

          "PROHIBITED TRANSACTION" has the meaning set forth in ERISA
          Section 406 and Code Section 4975.

          "PURCHASE PRICE" has the meaning set forth in Section 2(b) below.

          "REPORTABLE EVENT" has the meaning set forth in ERISA Section
          4043.

          "RETAINED EQUITY INTERESTS" has the meaning set forth in Section 2(b)(iii).

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and
          (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

          "SELLER" has the meaning set forth in the preface above.

          "SUBSIDIARY" means the following entities: WestCoast Hotel Marketing, Inc.; WestCoast Management, Inc.; Stewart Street Associates, Inc.; WestCoast Bellevue Inn, Inc.; WestCoast Executive Park Acquisition, Inc., WestCoast Hotel Properties, Inc., and the Bellevue Inn LLC.

          "SHAREHOLDERS AGREEMENT" has the meaning set forth in Section 3(a)(vii) below.

          "THIRD PARTY CLAIM" has the meaning set forth in Section 9(d) below.

          "WESTCOAST" has the meaning set forth in the preface above.

          "WESTCOAST GROUP" means WestCoast Hotels, Inc.; Stewart Street Associates, Inc.; WestCoast Hotel Properties, Inc.; WestCoast Bellevue Inn, Inc.; WestCoast Executive Park Investment, Inc.; and WestCoast Marketing, Inc.

          "WESTCOAST SHARE" means any share of any class and of any par or no-par value of WestCoast.

          "WESTCOAST STOCK OPTIONS" has the meaning set forth in Section
          2(d).

     2.   PURCHASE AND SALE OF WESTCOAST SHARES.

          (a) BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from each of the Sellers, and the Sellers collectively agree to sell to Buyer all of the WestCoast Shares (provided that all WestCoast Shares owned by Holdings shall be sold indirectly through a transfer by Johnson to Buyer of 100% of the issued and outstanding stock of PNW) and each of the Sellers individually agrees to sell to the Buyer, all of his or its WestCoast Shares for the consideration specified below in this Section 2

          (b) PURCHASE PRICE. In consideration for the sale of the Shares, the Buyer shall pay to the Sellers the following (the "Consideration"):

               (i) $20,051,000 in immediately available US funds at closing;

               (ii) $6,000,000 in private bonds, which have been approved as to form to be delivered to Sellers at closing;

               (iii) Transfer to Sellers of all of WestCoast's right, title and interest in the entities listed at Exhibit 2(b)(iii) (collectively, together with the assignment of the rights to the "Paramount" service mark in the form agreed upon by the Parties, the "Retained Equity Interests") through the execution and delivery at closing of Assignment and Assumption Agreements, which have been approved as to form;

               (iv) The Excess Working Capital to be delivered at or after Closing in accordance with Section 7(e) to be allocated among the Shareholders in accordance with their instructions; and

               (v) For the purposes of determining the Consideration stated in subsection (b)(i.) of this section, the Buyer and Sellers have assumed that:

     (x) the consolidated 1999 tax liability for the Holdings Group and WestCoast is Two Million and Six Hundred and Seventy-Five Thousand dollars ($2,675,000.00). As part of the actions described in Section 7(f), for the 1999 tax audit prepared by Gunning, Stenson & Price, if the consolidated tax liability for the Holdings Group and WestCoast for 1999 as determined by Gunning & Stenson is more than $2,675,000, Sellers shall pay the excess amount; in the event the tax liability is less than $2,675,000, Buyer shall pay Sellers the difference on or before 30 days from the completion of the Financial Reports described in
          Section 7(f) as an adjustment to the purchase price to be allocated among the Sellers in accordance with their instructions; and the tax liability shall account for any Federal Income Tax payments made on or about December 15, 1999; and

     (y) that the agreements described in the Disclosure Schedule for the Vancouver Gateway Hotel project are completed in a form approved by the Parties. If that has not been completed by the Closing Date, the Consideration stated in subsection (b)(i.) of this section will be reduced by $210,000; and

     (z) that the management agreement for the WestCoast Long Beach Hotel, in Long Beach, California remain in effect in its current form. Buyer authorizes WestCoast, in the exercise of its sole discretion prior to Closing, to terminate the existing management agreement for the Long Beach, California hotel prior to Closing and replace it with an agreement which allows cancellation by the owner upon 6 months prior notice and payment of a termination fee of $250,000. In the event of such termination prior to Closing, the Consideration stated in subsection (b)(i.) of this section will be reduced by $500,000 and Buyer shall pay Sellers as deferred Compensation 50% of the management fee from the WestCoast Long Beach Hotel (if, as and when received) until such time as Sellers have received a total of $500,000(provided, however, that Buyer shall be solely entitled to any termination fee without splitting with Sellers).

          (c) THE CONSIDERATION SHALL BE ALLOCATED AMONG THE SELLERS IN ACCORDANCE WITH EXHIBIT 2(C).

          (d) OPTIONS. As described in Section 6, prior to Closing Sellers shall have caused WestCoast to accomplish the complete execution and delivery of the Option Redemption Agreements in form approved by the Parties at a price of One Million Dollars ($1,000,000) in the aggregate to all of the holders of all outstanding options to purchase stock of WestCoast Hotels, Inc. 1998 Stock Option Plan (the "WestCoast Stock Options"). At Closing Buyer shall assume the obligations of WestCoast under the Option Redemption Agreements and pay One Million Dollars ($1,000,000) (gross payments, subject to applicable withholding obligations if any) in the aggregate to all of the holders in full

               satisfaction of all WestCoast Stock Options pursuant to the Option Redemption Agreements. The employer portion of any taxes applicable to the Option Redemption payments shall be deemed to be an expense of WestCoast incurred on December 31, 1999 for purposes of the calculations described in Section 7(e).

          (e) MARKETING MERGER. As described in Section 6, prior to Closing Sellers shall have accomplished the merger of WestCoast Hotel Marketing, Inc. into WestCoast pursuant to RCW 23B.11.040 for all cash consideration and shall have completed the notices, disclosures and tender of payment required by RCW Chapter 23B.11 based upon the aggregate fair market value of the shares of the 10% minority shareholders (of which Gordon Sondland owns 70% of the 10%, or a 7% interest in WestCoast Hotel Marketing, Inc.; and Robert Dunn owns 30% of the 10%, or a 3% interest in WestCoast Hotel Marketing, Inc.) in WestCoast Hotel Marketing Inc. being
               $800,000.   At Closing, Buyer shall assume the obligations
               to pay all amounts due to the minority shareholder of WestCoast Hotel Marketing Inc. under RCW 23B.11.010, regardless of whether that amount is greater than or less than the $800,000 amount stipulated in this section.

          (f)  THE CLOSING.  Provided that all conditions described in
               Section 8 to the obligations of the Parties to consummate the transactions contemplated hereby have been satisfied or waived (other than conditions with respect to actions the respective Parties will take at the Closing itself), the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Graham & James LLP/Riddell Williams P.S. in Seattle, Washington on December 31, 1999 ("Closing Date"). The effective date of the transaction described in this Agreement ("Effective Date") shall be midnight of December 31, 1999, whether or not Closing has occurred by that date. In order to conveniently effectuate Closing, the parties will cooperate to deposit all documents with Closing Agent under binding delivery instructions on December 30, 1999 and arrange for the transfer of all funds under binding delivery instructions by 11:00 a.m. Seattle time on the day of the Closing, but not earlier than December 31, 1999. To the extent that all conditions described in Section 8 to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived (other than conditions with respect to actions the respective Parties will take at the Closing itself) on or before

               December 31, 1999, the Closing Date shall be delayed until such conditions have been satisfied without modifying the Effective Date; provided however, in the event Closing does not occur prior to April 1, 2000, this Agreement shall automatically terminate with no penalty to either party, unless the failure to close is due to any material breaches of one of the Parties under this Agreement; and it is further provided, in the event this Agreement terminates the confidentiality Agreement previously entered into by the Parties shall remain in full force and effect.

          (g) DELIVERIES AT THE CLOSING. At the Closing, (i) the Sellers will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 8(a) below, (ii) the Buyer will deliver to the Sellers the various certificates, instruments, and documents referred to in Section 8(b) below, (iii) each of the Sellers will deliver to the Buyer stock certificates representing all of his or its WestCoast Shares and Holdings Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) the Buyer will deliver to each of the Sellers the Consideration specified in Section 2(b) above.

     3.   REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

          (a) REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Each of the Sellers with respect to itself or himself represents and warrants to the Buyer that the statements contained in this
               Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)), subject to updating in connection with
               Section 5:

               (i) ORGANIZATION, ACTIVITIES AND OWNERSHIP OF PNW AND HOLDINGS. Johnson represents:

                       (aa) that PNW and Holdings are duly organized, validly existing, and in good standing under the laws of the state of Washington and engaged in no activity other than the ownership of WestCoast Shares and that Johnson holds of record and owns beneficially the number of PNW Shares set forth next to her name in Section 3(a)(i) of the Disclosure Schedule, which collectively represent all PNW

                             Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Security Interests or purchase rights;

                       (bb) and that PNW in turn holds of record and owns beneficially the number of Holdings Shares set forth next to its name in Section 3(a)(i) of the Disclosure Schedule, which collectively represent all Holdings Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Security Interests or purchase rights;

                       (cc) and that neither Johnson nor PNW nor Holdings is a party to any agreement that requires any of Johnson or PNW or Holdings to sell, transfer, or otherwise dispose of any capital stock of PNW, Holdings or WestCoast (other than this Agreement);

                       (dd) and that neither Johnson nor PNW nor Holdings is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of PNW or Holdings or WestCoast, except for that certain Shareholders Agreement among Sellers dated June 1, 1997 (the "Shareholders Agreement") which shall be terminated at or prior to Closing;

                       (ee) and that PNW was organized in 1999 solely to serve as a holding company to own the stock of Holdings and 832 Properties, Inc, whose sole asset is a residence in Seattle; and PNW has no operations or other assets or liabilities;

                       (ff) and that Holdings has no other assets or operations other than to own the stock of WestCoast and Holdings has no operations or other assets or liabilities.

                       (gg) and that any declaration of Johnson which has been approved as to form by the Parties in connection with the transactions described in this Agreement is true;

               (ii) USRPHC. Johnson, Holdings, and PNW represent that none of WestCoast, PNW or Holdings is a United States Real Property Holdings Company ("USRPHC") within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii); and Johnson, Holdings and PNW each indemnify and hold Buyer harmless from all Adverse Consequences arising from any determination that any of WestCoast, Holdings or PNW is a USRPHC.

               (iii) AUTHORIZATION OF TRANSACTION. Each Seller represents that it or he has full power and authority (including, if a Seller is a corporation, full corporate power and authority) to execute and deliver this Agreement and to perform its or his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each Seller, enforceable in accordance with its terms and conditions. Except as reflected in the Disclosure Schedule, each Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement which has not been obtained as of the execution of this Agreement.

               (iv) NONCONTRAVENTION. Each of the Sellers represents that no third party has any right to preclude the Sellers from agreeing to and consummating all the transactions contemplated by this Agreement. In addition, each of the Sellers represents, to the Knowledge of Sellers, that neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Sellers is subject or any provision of its charter or bylaws or
                       (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Sellers is a party or by which it or he is bound or to which any of its or his assets is subject.

               (v) BROKERS' FEES. Each of the Sellers represents that it or he has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

               (vi) INVESTMENT. Each of the Sellers: (A) understands that the Buyer Bonds have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering,
                       (B) is acquiring the Buyer Bonds solely for its or his own account for investment purposes, and not with a view to the distribution thereof, except as permitted under the terms of the Bond, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Bonds, (E) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Bonds, and (F) is an Accredited Investor.

               (vii) WESTCOAST SHARES. Each of the Sellers holds of record and owns beneficially the number of WestCoast Shares set forth next to its or his name in Section 3(a)(vii) of the Disclosure Schedule, which collectively represent all WestCoast Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Security Interests or purchase rights. None of the Sellers is a party to any purchase right that requires any of the Sellers to sell, transfer, or otherwise dispose of any capital stock of WestCoast (other than this Agreement and the CCI Loans which will be terminated prior to, or at, closing). None of the Sellers is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of WestCoast, except for that certain Shareholders Agreement among Sellers dated June 1, 1997 which shall be terminated at or prior to Closing.

               (viii) THE SELLERS ARE NOT RELYING ON ANY REPRESENTATIONS MADE BY OR ON BEHALF OF THE BUYER EXCEPT AS EXPLICITLY SET FORTH IN THIS AGREEMENT.

               (ix) DISCLOSURE. The representations and warranties contained in this Section 3(a) do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3(a) not misleading.

          (b) REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Sellers that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(b), subject to updating in accordance with Section 5.

               (i) ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

               (ii) AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement which has not been obtained at the time of execution of this Agreement.

               (iii) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject, except for obligations Buyer may have to disclose the transactions contemplated by this Agreement to the public pursuant to applicable laws and regulations.

               (iv) BROKERS' FEES. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

               (v) INVESTMENT. The Buyer is not acquiring WestCoast Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

               (vi) BUYER BONDS. The Buyer Bonds issued to the Sellers as part of the Consideration will be issued in compliance with the Securities Act, the Securities Exchange Act and related state securities regulations, have been authorized and are enforceable in accordance with their terms and conditions. No event has occurred since the date of the Buyer's latest quarterly filings with the Securities and Exchange Commission which would prevent Buyer from performing its obligations under the Buyer Bonds.

               (vii) RELIANCE. The Buyer is not relying on any representations made by or on behalf of the Sellers except as explicitly set forth in this Agreement.

               (viii) DISCLOSURE. The representations and warranties contained in this Section 3(b) do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3(b) not misleading.

     4.   REPRESENTATIONS AND WARRANTIES CONCERNING WESTCOAST AND ITS
          SUBSIDIARIES.

          The Sellers represent and warrant to the Buyer that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), subject to updating in accordance with Section 5.

          (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. Each of WestCoast and its Subsidiaries is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation. Each of WestCoast and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have material Adverse Consequences on the business, financial condition, operations, or results of operations, of WestCoast and its Subsidiaries. Each of WestCoast and its Subsidiaries has full power and authority to carry on the businesses in which they are engaged and to own and use the properties owned and used by them. Section 4(a) of the Disclosure Schedule lists the directors and officers (or members) of each of WestCoast and its Subsidiaries.

          (b) CAPITALIZATION. The entire authorized capital stock of WestCoast consists of 80,000 shares of Class A Common Stock, of which 80,000 shares are issued and outstanding (all of which are owned of record by Holdings), and 25,263 shares of Class B Common Stock, of which 20,000 shares are issued and outstanding (of which 10,000 shares are owned of record by Olson and 10,000 are owned of record by Bashaw), which together comprise all of the WestCoast Shares. All of the issued and outstanding WestCoast Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Sellers as set forth above. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require WestCoast to issue, sell, or otherwise cause to become outstanding any of its capital stock except for the WestCoast Stock Options which will be redeemed at Closing in accordance with Sections 2 and 6. Except as described in the Disclosure

               Schedule, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to WestCoast. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of WestCoast other than the Shareholders Agreement which shall be terminated at Closing.

          (c) NONCONTRAVENTION. To the Knowledge of Sellers, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
               (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of WestCoast and its Subsidiaries is subject or any provision of the charter or bylaws of any of WestCoast and its Subsidiaries or (ii) except as reflected in the Disclosure Schedule, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of WestCoast and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except for such which will be satisfied by obtaining, prior to Closing, consents to the transactions contemplated by this Agreement or where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have material Adverse Consequences on the business, financial condition, operations or results of operations of WestCoast and its Subsidiaries or on the ability of the Parties to consummate the transactions contemplated by this Agreement. None of WestCoast and its Subsidiaries is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where such notice or filing will be accomplished prior to Closing or the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have material Adverse Consequences on the business, finacial condition, operations or results of operations of WestCoast and its Subsidiaries or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Notwithstanding the foregoing, the Parties have agreed that no filing is required under the Hart-Scott-Rodino Act in connection with this transaction; and all Parties are aware that certain filings or consents may be required with various state agencies in connection with the regulation of liquor sales.

          (d) BROKERS' FEES. None of WestCoast and its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

          (e) TITLE TO ASSETS. WestCoast and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets reflected on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for: Security Interests reflected on the most recent Balance Sheet; Security Interests listed on the Disclosure Schedule; and properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

          (f) SUBSIDIARIES. Each of the Subsidiaries is formed under the laws of the State of Washington, and WestCoast owns all of the issued and outstanding stock, membership interests or limited partnership interests, as applicable, of each of the Subsidiaries except for the Bellevue Inn LLC and WestCoast Hotel Marketing, Inc. (which is in the process of being merged into WestCoast) and all of the issued and outstanding shares of capital stock of each corporate Subsidiary have been duly authorized and are validly issued, fully paid, and nonassessable. WestCoast holds of record and owns beneficially all of the outstanding shares of each corporate Subsidiary, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Security Interests or purchase rights. WestCoast Bellevue Inn, Inc. holds of record and owns beneficially 50% of the outstanding membership interests of Bellevue Inn LLC. Except as set forth in Section 4(f) of the Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of WestCoast or its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock, membership interest or partnership interest of any of the Subsidiaries. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary. Except as set forth in Section 4(f) of the Disclosure Schedule, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock, partnership interest or membership interest held by any Subsidiary of WestCoast.

          (g) FINANCIAL STATEMENTS. The Sellers have provided to Buyer the following financial statements (collectively the "Financial Statements"): (i) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1994, 1995, 1996, 1997 and 1998, (the "Most
               Recent Fiscal Year End") for WestCoast and its wholly owned Subsidiaries; and (ii) unaudited consolidated balance sheets and statements of income (the "Most Recent Financial Statements") as of and for the 10 months ended October 31, 1999 (the "Most Recent Fiscal Month End") for WestCoast and its wholly owned Subsidiaries; and (iii) will provide to Buyer the updated Most Recent Fiscal Month End through the end of each subsequent month by the 20th of the following month, a yearly financial statement 45 days after year-end, and an audited financial statement by February 29, 2000.
               The Financial Statements (including the notes thereto) have been and will be prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of WestCoast and its Subsidiaries as of such dates and the results of operations of WestCoast and its Subsidiaries for such periods; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

          (h) EVENTS SUBSEQUENT TO MOST RECENT FISCAL MONTH END. Since the Most Recent Fiscal Month End, there has not been any changes in the business, financial condition, operations, or results of operations of WestCoast and its Subsidiaries which would have material Adverse Consequences, taken as a whole. Without limiting the generality of the foregoing, since that date and except as described on the Disclosure
               Schedule:

               (i) none of WestCoast and its Subsidiaries has sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

               (ii) none of WestCoast and its Subsidiaries has entered into any material agreement, contract, lease, or license outside the Ordinary Course of Business;

               (iii) no party (including any of WestCoast and its Subsidiaries) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which any of WestCoast and its Subsidiaries is a party or by which any of them is bound;

               (iv) none of WestCoast and its Subsidiaries has imposed any Security Interest upon any of its assets, tangible or intangible;

               (v) none of WestCoast and its Subsidiaries has made any material capital expenditures outside the Ordinary Course of Business;

               (vi) none of WestCoast and its Subsidiaries has made any material capital investment in, or any material loan to, any other Person outside the Ordinary Course of Business;

               (vii) WestCoast and its Subsidiaries have not created, incurred, assumed, or guaranteed aggregate indebtedness for borrowed money and capitalized lease obligations except to replace or refinance an equal amount of previously existing indebtedness;

               (viii) none of WestCoast and its Subsidiaries has granted any license or sublicense of any material rights under or with respect to any Intellectual Property except for marketing agreements in the Ordinary Course of Business;

               (ix) there has been no change made or authorized in the charter or bylaws of any of WestCoast and its Subsidiaries;

               (x) none of WestCoast and its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, partnership interests or membership interests, as applicable, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock, partnership interests or membership interests, as applicable;

               (xi) none of WestCoast and its Subsidiaries has declared, set aside, or paid any dividend or made any distribution to its partners or members, as applicable, or with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock or any of its partners' or members' partnership or membership interest, as applicable, except in the Ordinary Course of Business of a Subsidiary;

               (xii) none of WestCoast and its Subsidiaries has experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

               (xiii) none of WestCoast and its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

               (xiv) none of WestCoast and its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

               (xv) none of WestCoast and its Subsidiaries has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

               (xvi) none of WestCoast and its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

               (xvii) none of WestCoast and its Subsidiaries has made any other material change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

               (xviii) none of WestCoast and its Subsidiaries has committed to any of the foregoing.

          (i) UNDISCLOSED LIABILITIES. To the Knowledge of Sellers, none of WestCoast and its Subsidiaries has any liability, which would have material Adverse Consequences except for (i) liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto); (ii) liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business; (iii) liabilities disclosed in the Disclosure Schedule; and (iv) liabilities not within the Knowledge of any of the Sellers resulting from operations in the Ordinary Course of Business.

          (j) LEGAL COMPLIANCE. To the Sellers' Knowledge, each of WestCoast and its Subsidiaries has materially complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, except where the failure to comply would not have a material adverse effect on the business, financial condition, operations, or results of operations of WestCoast and its Subsidiaries.

          (k) TAX MATTERS. Johnson, Olson and Bashaw make the following representations on behalf of the WestCoast Group (as if it were not consolidated for tax purposes with the Holdings Group); and Johnson, in addition, makes the following representations with respect to the Holdings Group (as if it were not consolidated for tax purposes with WestCoast Group):

               (i) Each of Holdings, WestCoast and its Subsidiaries has filed all Income Tax Returns that it was required to file. All such Income Tax Returns were correct and complete in all material respects. All Income Taxes owed by any of Holdings, WestCoast and its Subsidiaries have been paid. None of WestCoast and its Subsidiaries (whether or not shown on any Income Tax Return) currently is the beneficiary of any extension of time within which to file any Income Tax Return.

               (ii) There is no material dispute or claim concerning any Income Tax liability of any of Holdings, WestCoast and its Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which any of the Sellers has Knowledge based upon personal contact with any agent of such authority.

               (iii) Holdings, WestCoast and Subsidiaries have filed all tax returns required for the last six years. None of those Income Tax Returns are currently the subject of audit. The Sellers have delivered to the Buyer correct and complete copies of all federal Income Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by any of Holdings, WestCoast and its Subsidiaries since 1993. None of Holdings, WestCoast and its Subsidiaries has waived any statute of limitations in respect of Income Taxes or agreed to any extension of time with respect to an Income Tax assessment or deficiency.

               (iv) None of Holdings, WestCoast and its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. None of Holdings, WestCoast and its Subsidiaries has made any material payments, is obligated to make any material payments, or is a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Code Section 280G. None of Holdings, WestCoast and its Subsidiaries is a party to any tax allocation or sharing agreement. None of Holdings, WestCoast and its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal Income Tax Return (other than a group the common parent of which was Holdings) or (B) has any liability for the taxes of any Person (other than any of WestCoast and its Subsidiaries) under Reg.
                       Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

               (v) The unpaid Income Taxes of Holdings, WestCoast and its Subsidiaries (A) did not, as of the Most Recent Fiscal Month End, exceed by any material amount the reserve for Income Tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Holdings, WestCoast and its Subsidiaries in filing their Income Tax Returns plus all tax liabilities arising out of the transfer of the Retained Equity Interests.

               (vi) WestCoast is not a United States Real Property Holdings Company within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

          (l)  REAL PROPERTY.

               Section 4(l)(i) of the Disclosure Schedule lists and describes briefly all real property that any of WestCoast and its Subsidiaries owns or leases. With respect to each such parcel of owned real property, except as disclosed in
               Section 4(l)(i):

               (A) WestCoast or its Subsidiary has good and marketable fee title or leasehold title to the parcel of real property, free and clear of any Security Interest except those listed at Section 4(l)(i) of the Disclosure Schedule, easement;

               (B) there are no pending or, to the Knowledge of any of the Sellers, threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting materially and adversely the current use, occupancy, or value thereof;

               (C) to the Knowledge of Sellers, the legal description for the parcel contained in the deed or lease thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in material violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land;

               (D) to the Knowledge of Sellers, all facilities have received all approvals of governmental authorities (including material licenses and permits) required in connection with the ownership or operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects;

               (E) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties other than WestCoast or its Subsidiary the right of use or occupancy of any portion of the parcel of real property;

               (F) there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein, except those for which WestCoast or its Subsidiary is the optionee;

               (G) there are no parties (other than WestCoast and its Subsidiaries) in possession of the parcel of real property, other than tenants under any leases disclosed in Section 4(l)(i) of the Disclosure Schedule who are in possession of space to which they are entitled.

          (m)  INTELLECTUAL PROPERTY.

               (i) WestCoast holds the Intellectual Property registrations listed in the Disclosure Schedule. Except as listed on the Disclosure Schedule, none of WestCoast and its Subsidiaries has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of third parties in any material respect, and none of the Sellers, WestCoast or the Subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of WestCoast and its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Sellers, no third party is interfering with, infringed upon, misappropriated, or violated any material Intellectual Property rights of any of WestCoast and its Subsidiaries in any material respect.

               (ii) Section 4(m)(ii) of the Disclosure Schedule identifies each material license, agreement, or other permission which any of WestCoast and its Subsidiaries has granted to any third party with respect to any of its Intellectual Property (together with any exceptions) other than rights to use the name "WestCoast," granted in connection with a Joint Marketing Agreement with WestCoast Hotel Members, Inc. The Sellers have delivered to the Buyer correct and complete copies of all such licenses, agreements, and permissions (as amended to date). Section 4(m)(ii) of the Disclosure Schedule also identifies each material trade name or unregistered trademark used by any of WestCoast and its Subsidiaries in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in
                       Section 4(m)(i) or (ii) of the Disclosure Schedule:

                       (A) WestCoast and its Subsidiaries possess all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                       (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                       (C)   no action, suit, proceeding, hearing,
                             investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Sellers, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                       (D) none of WestCoast and its Subsidiaries has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

               (iii) Section 4(m)(iii) of the Disclosure Schedule identifies each material item of Intellectual Property that any third party owns and that any of WestCoast and its Subsidiaries uses pursuant to license, sublicense, agreement, or permission other than commercially available software licenses. The Sellers have delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4(m)(iii) of the Disclosure Schedule:

                       (A)   the license, sublicense, agreement, or
                             permission covering the item is legal, valid, binding, enforceable, and in full force and effect in all material respects;

                       (B)   no party to the license, sublicense,
                             agreement, or permission is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

                       (C)   no party to the license, sublicense,
                             agreement, or permission has repudiated any material provision thereof; and

                       (D) none of WestCoast and its Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (n) TANGIBLE ASSETS. The buildings, machinery, equipment, and other tangible assets that WestCoast and its Subsidiaries own and lease are on the Closing Date in sufficient operating condition for the operations of WestCoast and its Subsidiaries as they are presently conducted.

          (o) INVENTORY. The inventory of WestCoast and its Subsidiaries consists of supplies, all of which are merchantable and fit for the purpose for which they were procured.

          (p) CONTRACTS. The Sellers have provided to Buyer access to or copies of, as requested by Buyer, the following material contracts and other agreements as listed on the Disclosure Schedule to which any of WestCoast and its Subsidiaries is a party:

               (i) all agreements (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $50,000 per annum;

               (ii) all agreements (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, involve annual consideration in excess of $50,000, which cannot be terminated by notice of 90 days without penalty;

               (iii) all agreements concerning partnerships or joint ventures;

               (iv) all agreements (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

               (v) all material agreements concerning confidentiality or noncompetition;

               (vi) all material agreements with any of the Sellers and their Affiliates (other than WestCoast and its Subsidiaries);

               (vii) all currently existing profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plans or arrangements for the benefit of its current or former directors, officers, and employees;

               (viii)  all collective bargaining agreements;

               (ix) all agreements at the WestCoast or wholly owned subsidiary level for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing material severance benefits;

               (x) all agreements under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

               (xi) all other agreements which require payments from WestCoast or any of the Subsidiaries in excess of $50,000 per year, which cannot be terminated by WestCoast or a Subsidiary on notice of 90 days or less.

               To the best of Seller's knowledge, the Sellers have provided to Buyer access to or copies of, as requested by Buyer, each complete written agreement listed in Section 4(p) of the Disclosure Schedule (as amended to date) and have provided to Buyer a written summary setting forth the material terms and conditions of each oral agreement referred to in Section 4(p) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) no party has repudiated any material provision of the agreement.

               (q) NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of WestCoast and its Subsidiaries are reflected properly on their books and records in accordance with GAAP, are valid receivables subject to no setoffs or counterclaims, are current and collectible, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of WestCoast and its Subsidiaries.

               (r) POWERS OF ATTORNEY. To the Knowledge of any of the Sellers, there are no material outstanding powers of attorney executed on behalf of any of WestCoast or any of its Subsidiaries.

               (s) INSURANCE. To the Knowledge of Sellers, the Sellers have provided to Buyer access to or copies of, as requested by Buyer, each material insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which any of WestCoast and its Subsidiaries is a party, a named insured, or otherwise the beneficiary of coverage. With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) neither any of WestCoast and its Subsidiaries nor any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; and
                       (C) no party to the policy has repudiated any material provision thereof. Section 4(s) of the Disclosure Schedule describes any material self-insurance arrangements affecting any of WestCoast and its Subsidiaries.

          (t) LITIGATION. To the Knowledge of Sellers, Section 4(t) of the Disclosure Schedule sets forth each instance in which any of WestCoast and its Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of the Sellers, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

          (u)  Reserved.

          (v)  Reserved.

          (w) EMPLOYEES. Except as set forth in Section 4(w) of the Disclosure Schedule, none of WestCoast and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor is any of them currently experiencing any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute which remains unresolved. None of the Sellers has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of WestCoast and its Subsidiaries. Except for Olson and Bashaw, whose current employment agreements are being terminated at Closing, all agreements relating to employment for employees of WestCoast or at the SeaTac or Bellevue properties may be terminated at will, following the end of the Transition Agreement to be delivered at Closing in accordance with Section 8 without payment of other than then accrued wages and benefits (with the exception of the obligation to purchase options described in Section 2 (d)) except to the extent such right to terminate is restricted by applicable laws and regulations and vacation pay accruals for WestCoast employees who work at individual hotels whose payroll expense is charged against individual hotels in accordance with WestCoast practice but for which accruals are not maintained on WestCoast books.

          (x)  EMPLOYEE BENEFITS.

               (i) Section 4(x) of the Disclosure Schedule lists each Employee Benefit Plan that any of WestCoast and its Subsidiaries maintains or to which any of WestCoast and its Subsidiaries contributes or has any obligation to contribute.

                       (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                       (B)   All required reports and descriptions
                             (including Form 5500 Annual Reports, summary annual reports, PBGC-l's, and summary plan descriptions) have been timely filed and distributed appropriately with respect to each such Employee Benefit Plan. The requirements of COBRA have been met in all material respects with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                       (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of WestCoast and its Subsidiaries. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                       (D) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code
                             Section 401(a), has received, within the last two years, a favorable determination letter from the Internal Revenue Service that it is a "qualified plan," and Seller is not aware of any facts or circumstances that could result in the revocation of such determination letter.

                       (E) Except as set forth in Section 4(x)(i)(E) of the Disclosure Schedule, the market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                       (F) The Sellers have provided to Buyer access to or copies of, as requested by Buyer, the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

               (ii) With respect to each Employee Benefit Plan that any of WestCoast, its Subsidiaries, and any ERISA Affiliate maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                       (A) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of any of the Sellers and the directors and officers of WestCoast and its Subsidiaries, threatened.

                       (B) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any liability for material breach of fiduciary duty or any other material failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of any of the Sellers and the directors and officers of WestCoast and its Subsidiaries, threatened.

                       (C) None of WestCoast and its Subsidiaries has incurred any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability as defined in ERISA Section 4201) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

               (iii) Except as set forth in Section 4(x)(iii) of the Disclosure Schedule, none of WestCoast, its Subsidiaries, and the other members of the Controlled Group that includes WestCoast and it Subsidiaries contributes to any Multiemployer Plan or has any material liability, including any withdrawal liability (as defined in ERISA Section
                       4201), under any Multiemployer Plan.

               (iv) None of WestCoast and its Subsidiaries maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with COBRA).

          (y) GUARANTIES. Except as set forth in Section 4(y) of the Disclosure Schedule. None of WestCoast and its Subsidiaries is a guarantor or otherwise is responsible for any liability or obligation (including indebtedness) of any other Person.

          (Z)  ENVIRONMENT, HEALTH, AND SAFETY MATTERS.

               (i) To the Knowledge of the Sellers, each of WestCoast and its Subsidiaries has complied and is in compliance, in each case in all material respects, with all Environmental, Health, and Safety
                       Requirements.

               (ii) Without limiting the generality of the foregoing, to the Knowledge of the Sellers, each of WestCoast and its Subsidiaries has obtained, has complied, and is in compliance with, in each case in all material respects, all material permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business.

               (iii) To the Knowledge of the Sellers, none of WestCoast or its Subsidiaries has received any written or oral notice, report or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any material investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

               (iv)    To the Knowledge of Sellers, except as set forth on
                       Section 4(z) of the Disclosure Schedule, none of the following exists at any property owned or leased by WestCoast or its Subsidiaries: (1) underground storage tanks, (2) asbestos-containing material in any friable and damaged form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

               (v) To the Knowledge of Sellers, none of WestCoast or its Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given rise to material liabilities, including any material liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental, Health, and Safety Requirements.

               (vi) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any material obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

          (aa) CERTAIN BUSINESS RELATIONSHIPS WITH WESTCOAST AND ITS SUBSIDIARIES. Except as described in the Disclosure Statement, none of the Sellers and their Affiliates owns any material asset, tangible or intangible, which is used in the business of any of WestCoast and its Subsidiaries.

          (bb) DISCLOSURE. The representations and warranties contained in this Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

          (cc) LIMITATION ON REPRESENTATIONS AS TO CERTAIN SUBSIDIARIES. Sellers represent and warrant that to their Knowledge, no material liabilities have arisen and no material contractual obligations have been incurred by the Vance Hotel Associates Limited Partnership and the Executive Park Acquisitions Limited Partnership since the effective date of the loans from Archon Financial L.P. and Sellers agree to provide to Buyer complete copies of the disclosure documents provided to Archon Financial L.P. that enabled Archon Financial L.P. to provide the above-mentioned loans prior to the Effective Date.

     5.   UPDATING OF REPRESENTATIONS AND WARRANTIES.

          Each of the Parties shall be entitled to update its or his representations and warranties contained in Section 3 and 4 by written notice (an "Updating Notice") delivered to the other Parties between the date of this Agreement and December 29, 1999; provided that any such Updating Notice may only reflect events, conditions or facts of which Sellers acquired Knowledge or Buyer became aware subsequent to the date of this Agreement and provided that the Party delivering the notice has not caused the event, condition or fact which is the subject of the Updating Notice. Upon receipt of an Updating Notice containing a disclosure which reasonably causes or will reasonable cause the recipient to suffer material Adverse Consequences, the recipient shall have the right to terminate this Agreement without any further obligation hereunder.

          In the event that the recipient of the Updating Notice elects to close despite noncompliance by the Party delivering the Updating Notice with Section 6(c) or 6(b), the noncompliance reflected in the Updating Notice shall be deemed waived.

     6.   PRE-CLOSING COVENANTS.

          The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

          (a) GENERAL. Each of the Parties will use his or its reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 8 below).

          (b) NOTICES AND CONSENTS. To the extent not already given or obtained, the Sellers will cause each of WestCoast and its Subsidiaries to give any notices to third parties, and will obtain any third party consents which are material to the business of WestCoast and/or of its Subsidiaries in connection with the matters referred to in Section 4(c) above. Each of the Parties will (and the Sellers will cause each of WestCoast and its Subsidiaries to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(a)(ii),
               Section 3(b)(ii), and Section 4(c) above.

          (c) OPERATION OF BUSINESS. The Sellers will not cause or permit any of WestCoast and its Subsidiaries to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, except as reflected in the Disclosure Schedule with reference to this Section, the Sellers will not cause or permit any of WestCoast and its Subsidiaries to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 4(h) above without the prior written consent of Buyer, which consent shall not be unreasonably withheld.
               The existing Sprint long distance contract will be continued without replacement on a month to month basis to allow Buyer to negotiate a replacement long distance contract following Closing. In the event that Wildcat and Buyer agree to participate in a long-term long distance telephone contract following Closing, the parties will negotiate any payment following Closing.

          (d) PRESERVATION OF BUSINESS. The Sellers will cause each of WestCoast and its Subsidiaries to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees; provided that the Buyer is aware that certain employees of WestCoast have been offered employment by the Sellers.

          (e) FULL ACCESS. Between the Effective Date of this Agreement and the Closing Date, each of the Sellers will permit, and the Sellers will cause each of WestCoast and its Subsidiaries to permit, representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of WestCoast and its Subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of WestCoast and its Subsidiaries. The Buyer will treat and hold as such any Confidential Information it receives from any of the Sellers, WestCoast, and its Subsidiaries in the course of the reviews contemplated by this Section 6(e), will not use any of the Confidential Information except in connection with this Agreement.

          (f) NOTICE OF DEVELOPMENTS. The Sellers will give prompt written notice to the Buyer of any material adverse development causing a breach of any of the representations and warranties in Section 4 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his or its own representations and warranties in Section 3 above.

          (g) EXCLUSIVITY. None of the Sellers will (and the Sellers will not cause or permit any of WestCoast and its Subsidiaries
               to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of any of WestCoast and its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange) except those specifically contemplated by this Agreement; or
               (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. None of the Sellers will vote their WestCoast

               Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange.

          (h) OPTION REDEMPTION AGREEMENTS. Prior to December 30, 1999, Sellers shall have caused WestCoast to accomplish the complete execution and delivery of the Option Redemption Agreements at a price of One Million Dollars ($1,000,000) in the aggregate to all of the holders of all outstanding options to purchase stock of WestCoast Hotels, Inc. 1998 Stock Option Plan (the "WestCoast Stock Options"). The Option Redemption Agreements shall be contingent upon the Closing and shall be subject to the Buyer's prior approval, which approval Buyer may withhold in Buyer's reasonable discretion.

          (i) DEBT OBLIGATIONS. Prior to December 30, 1999, the Sellers shall obtain releases (which may be contingent on Closing) from all debts or guaranties under which PNW or Holdings or WestCoast or their Subsidiaries is a debtor or guarantor or any asset of WestCoast or its Subsidiaries is security, except for any debt or guaranty by WestCoast or its Subsidiaries as (i) the loan from Seafirst Bank to WestCoast Hotel Properties, Inc. secured by the leasehold interest in the WestCoast SeaTac Hotel; (ii) the loan from Archon Financial to Medallion Bellevue Inn, L.L.C. secured by a deed of trust on the Best Western Bellevue Inn; (iii) the loan from U.S. bank in the original principal amount of $2,650,000 for the Best Western Bellevue Inn which Buyer will pay at Closing; and (iv) that certain loan from the Sakagami Corporation to WestCoast Maui Coast LLC providing for the principal amount of $13,400,000 for which WestCoast has provided a guarantee (the "Maui Guarantee"). The Maui Guarantee may remain in effect at and following Closing, provided that the Sellers shall jointly and severally defend, indemnify and hold WestCoast harmless against any Adverse Consequences resulting from the Maui Guarantee after Closing, and provided further that Sellers shall provide Buyer with a demand letter of credit from U. S. Bank in the full amount of the Maui Guarantee callable immediately upon any demand being made upon the Maui Guarantee or failure to renew the letter of credit a minimum of 30 days prior to its expiration.

          (j) TERMINATION OF AGREEMENTS. Prior to December 30, 1999, the Sellers shall cause all agreements of PNW or Holdings or WestCoast or their Subsidiaries with or for the benefit of Sellers or their Affiliates to be terminated except for those agreements listed on the Disclosure Schedule which do not specify they are being terminated, and provide Buyer with reasonable evidence of such terminations. Such terminations may be contingent upon Closing.

          (k) ACCOUNTING AGREEMENT. Prior to Closing, Sellers shall obtain an agreement for the benefit of PNN/Holdings and Buyer for the provision of the accounting services described in Section 7 (e) and (f).

          (l) BELLEVUE INN AGREEMENT MODIFICATIONS. Prior to Closing, Sellers shall cause the agreements between Bellevue Inn LLC and Medallion Bellevue Inn, LLC to be modified substantially in the form provided to Buyer, with the addition of any consents of Lessor required to the transactions contemplated by this Agreement.

          (m) WESTCOAST MANAGEMENT. Prior to Closing, Sellers shall cause the formation of WestCoast Management Inc. in the form previously provided to Buyer and the transfer in the form previously provided to Buyer of the management and marketing agreements described in the Bashaw and Olson employment agreements to WestCoast Management.

          (n) MERGER OF MARKETING INC. INTO WESTCOAST. Prior to December 30, 1999 Sellers shall have accomplished the merger of WestCoast Hotel Marketing, Inc. into WestCoast pursuant to RCW 23B.11.040 for all cash consideration and shall have completed the notices and disclosures required by RCW Chapter 23B.11 based upon the aggregate fair market value of the shares of the 10% minority shareholders in WestCoast Marketing Inc being $800,000, which is based upon the fair market value of a 100% interest in WestCoast Hotel Marketing Inc. being valued at $8 million in the judgment of Sellers and Buyer, and reflects no discount for the minority status of the 10% interest.

          (o)  Merger of Holdings into PNW and Elimination of 832
               Properties Johnson, Holdings and PNW shall have eliminated (at Closing) 832 Properties, Inc. as a subsidiary of PNW and shall have merged Holdings into PNW, with all Adverse Consequences arising from these transactions being the sole responsibility of Johnson to the extent not already accounted for in Section 2(b)(v).

     7.   POST-CLOSING COVENANTS.

          The Parties agree as follows with respect to the period following the Closing.

          (a) GENERAL. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 9 below). From and after the Closing, the Buyer will be entitled to possession of all documents, books, records (including tax records), agreements, and financial data of any sort relating to PNW, Holdings, WestCoast and its Subsidiaries which Buyer shall retain in accordance with its standard corporate policy regarding retention of records; and the Sellers shall be entitled to review and copy any of that material relating to periods prior to Closing, upon reasonable notice to Buyer following Closing.

          (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any of PNW, Holdings, WestCoast and its Subsidiaries, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 9 below).

          (c) TRANSITION AGREEMENT. The parties will comply with the terms of the Transition Agreement.

          (d) CONFIDENTIALITY. The Buyer and Sellers will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement. In the event that the Buyer or any of the Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information (the "Disclosing Party"), the Disclosing Party will notify the other Party promptly of the request or requirement so that the other Party may seek an appropriate protective order or waive compliance with the provisions of this Section 7(d). If, in the absence of a protective order or the receipt of a waiver hereunder, the Disclosing Party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Disclosing Party may disclose the Confidential Information to the tribunal; provided, however, that the Disclosing Party shall use its reasonable best efforts to obtain, at the reasonable request of the other Party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the other Party shall designate.

          (e) EXCESS WORKING CAPITAL. Within sixty (60) days following the Closing, the Sellers shall cause the accounting firm of Gunning, Stenson & Price (the "Accountants"), the regular outside accounting firm for WestCoast, Holdings, and PNW, to prepare an audited, consolidated balance sheet for the WestCoast, Holdings, and PNW and their subsidiaries ( the Holding Group and the WestCoast Group), prepared as of the Effective Date in accordance with GAAP ("Closing Balance Sheet"), stated as though all the Retained Equity Interests have been removed. As part of the preparation of the audited balance sheets, the Accountants shall calculate the amount, if any, of Excess Working Capital for the WestCoast, Holdings, PNW, and subsidiaries as of the Effective Date. ("Excess Working Capital" means the amount, if any, by which current assets for the consolidated Holdings Group and WestCoast Group exceeds current liabilities for the group on the Effective Date). Current assets shall be determined in accordance with GAAP and shall include, but not limited to, cash, restricted cash according to loan escrow requirements (reduced by any amounts required for replacement or FF&E reserves), health care cash, reserves for property taxes and property/casualty insurance, marketable securities, accounts receivable, inventories, prepaid expenses, and deposits. With respect to entities in which WestCoast has an equity interest of less than 100%, Excess Working Capital shall be calculated for each of those entities and that amount shall be multiplied by the equity percentage ownership of WestCoast (either directly or through wholly owned affiliates). Current liabilities will be determined in accordance with GAAP as of the Effective Date and will include but not limited to: accounts payable, accrued expenses, accrued payroll and related taxes, accrued vacation benefits, accrued sales/room/business occupancy taxes, reserves for incurred but not reported health insurance claims, property taxes, current maturities (which are principal amounts payable within one year excluding the CCI Loan and U.S. Bank loan for the Bellevue Inn LLC), advance deposits for future business, except income taxes which shall be excluded from this calculation to the extent they were included in the adjustment to the purchase price. For purposes of this calculation, the Parties agree that WestCoast owns 100% of the SeaTac Hotel, 100% of WestCoast Hotel Properties, Inc., 15% of the Vance Hotel Limited Partnership, .3% of the Executive Park Limited Partnership, 7.1% of the Shoreview Associates Limited Partnership (which owns the Hotel La Jolla,) and 90% of WestCoast Hotel Marketing, Inc. A sample calculation is attached as Exhibit 7 e for illustration only. The Buyer and its accountants shall have the right to review the calculation of Exces Working Capital and have access to the detailed financial records utilized by the Accountants in making the determination. In the event the Buyer objects to the calculation of the Excess Working Capital in writing within thirty (30) days following delivery of the Closing Balance Sheet and Excess Working Capital calculation, the dispute shall be resolved by arbitration in accordance with Section
               12. In the event the Buyer does not object to the calculation of Excess Working Capital or in the event the amount of Excess Working Capital is determined through arbitration or agreement of the Parties, Excess Working Capital, if any, shall be paid to the Sellers within ten
               (10) days following that determination to the extent that the Excess Working Capital constitutes cash. In the event the Excess Working Capital does not constitute cash, Buyer shall cause WestCoast to continue collection of the accounts receivable at the Effective Date, through the exercise of commercially reasonable collection efforts, and pay to Sellers cash received through such efforts, on a monthly basis for 12 months following Closing. In the event Excess

               Working Capital is a deficit the Seller shall pay to Buyer within ten (10) days the amount required to bring the Excess Working Capital calculation to zero.

               During the period starting on the Effective Date through the Closing Date Seller will cause all revenue and expenses reasonably attributed to the Retained Equity Interests, the compensation of Rod Olson, Michael Bashaw, and 25% of all other WestCoast corporate office and personnel expenses to be charged to the Retained Equity Interests books.

          (f) 1999 YEAR END AUDIT. Sellers will retain the accounting firm of Gunning, Stenson & Price to complete an audit report prior to February 28, 2000 of WC Coast Holdings, Inc. which will also reflect the consolidated operations of WestCoast Hotels, Inc. and its Subsidiaries as of and for the year ended December 31, 1999, the audit shall be in a form that meets the Securities and Exchange Commission requirements for filing in an 8-K/A. The financial information to be included in the Form 8-K/A is as follows:

               Audited financial statements of WC Coast Holdings, Inc including WestCoast Hotels, Inc. and its subsidiaries (WC Coast) as of December 31, 1999 for the year then ended.

               Pro forma balance sheet reflecting the distribution of Retained Equity Assets to Sellers in accordance with Section 2 as of the Closing Date.

               Pro forma balance sheet and income statement, which reflects the distribution of the Retained Equity Assets as though the transaction had been completed as of January 1, 1999.

               Explanatory Footnotes to the Pro Forma Statements.

          A copy of a Financial Statement Disclosure Checklist has been delivered to Gunning, Stenson & Price to help ensure that all SEC financial statement requirements have been met. Gunning, Stenson & Price as auditors of WC Coast will consent to their audit report being included in Purchaser's Form 8-K/A. They will accomplish this by giving the Purchaser a manually signed audit opinion. The form of consent which Gunning, Stenson & Price will use in order to document and transmit their manually signed opinion to the Purchaser in March prior to filing of the Form 8-K/A has been provided to Gunning Stenson & Price.

          (g) BENEFITS PROVIDED TO OFFICERS AND DIRECTORS. All of the rights of exculpation and indemnification provided to the officers and directors of the WestCoast Group as stated in the Articles and Bylaws in effect as of the Effective Date shall remain in full force and effect after the Closing Date as to any obligations thereunder as of the Effective Date and if any of the Articles and Bylaws in effect as of the Effective Date for the WestCoast Group are amended, such amendment shall have no application to any officer and director who was an officer and director prior to the Closing Date.

     8.   CONDITIONS TO OBLIGATION TO CLOSE.

          (a) CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (i)     the representations and warranties set forth in
                       Section 3(a) and Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

               (ii) the Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

               (iii) WestCoast and the Sellers shall have procured all of the material third party consents listed on Schedule 8(a) 3 of the Disclosure Schedule.

               (iv) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own WestCoast Shares and to control WestCoast and its Subsidiaries, or (D) affect materially and adversely the right of any of WestCoast and its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

               (v) the Sellers shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 8(a)(i)-(iv) is satisfied in all respects;

               (vi) the Buyer shall have received from counsel to the Holdings Group an opinion or opinions (including but not limited to an opinion from Counsel to Holdings relating to existence, powers and ownership rights of Holdings, which has been approved as to form) in form and substance subject to the reasonable approval of Buyer, addressed to the Buyer, and dated as of the Closing Date;

               (vii) Buyer and Olson shall have entered into the Executive Services and Non-Competition Agreement, which has been approved as to form;

               (viii) Buyer and Bashaw shall have entered into the Executive Services and Non-Competition Agreement, which has been approved as to form;

               (ix) Buyer and Sellers shall have entered into the Transition Agreement, which has been approved as to form;

               (x) Buyer shall have simultaneously closed the acquisition of all of the ownership of the equity of Bellevue Inn LLC which is not owned by WestCoast for a total acquisition price of $1,250,000 cash and $1,000,000 in Buyer Bonds under the terms of the Membership Interest Purchase Agreement in the form which has been approved by the parties;

               (xi) WestCoast shall have obtained the commitment of the lender for the CCI Loan to deposit with U.S. Bank for delivery on Closing to Buyer all WestCoast Shares and any other security held for the CCI Loan and to accept at Closing $4,500,000 in complete payment of the CCI loans (with any excess over $4,500,000 to be paid by Sellers as part of the process described in Section 7(e)) and Sellers shall arrange for the release of the WestCoast Share certificates and any other security upon payment of the $4,500,000 by the Closing Date;

               (xii) The Sellers shall have obtained agreements from each holder of WestCoast Stock Options sufficient to redeem all of the WestCoast Stock Options at Closing with the funds described in Section 2;

               (xiii) WestCoast and WestCoast Hotel Marketing, Inc. shall have been merged;

               (xiv) The Buyer shall have received the resignations, effective as of the Closing Date, of each director and officer of Holdings, WestCoast and its wholly owned Subsidiaries, or Sellers shall have removed such officers and directors;

               (xv) All actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer;

               (xvi) Sellers shall have performed their obligations under the covenants described in Section 6; and

               (xvii) Sellers shall have obtained the modification of the marketing agreements for the Maui and Seattle Paramount properties in the form provided in the Commission Agreement.

          The Buyer may waive any condition specified in this Section 8(a) if it executes a writing so stating at or prior to the Closing.

          (b) CONDITIONS TO OBLIGATION OF THE SELLERS. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

               (i)     the representations and warranties set forth in
                       Section 3(b) above shall be true and correct in all material respects at and as of the Closing Date;

               (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (iii) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent performance by Buyer of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded by Buyer following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

               (iv) the Buyer shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in Section 8(b)(i)-(iii) is satisfied in all respects;

               (v) Buyer shall have executed the Assignment and Assumption Agreement in substantially the form approved by the Parties.

               (vi) Buyer shall have executed the Buyer Bonds in the form approved by the Parties.

               (vii) Buyer and Sellers have entered into the Transition Agreement in the form approved by the Parties.

               (viii) Buyer shall have simultaneously closed the acquisition of all of the ownership of the equity of Bellevue Inn LLC and pay, at Closing, the loan from U.S. Bank in the original amount of $2,650,000 for the Best Western Bellevue Inn.

               (ix) Buyer and the Sellers have entered into the Commission Agreement, which has been approved as to form.

               (x) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Requisite Sellers.

               (xi) Buyer shall have delivered Four Million Five Hundred Thousand Dollars ($4,500,000.00) to CCI in payment of the CCI obligation.

               The Sellers may waive any condition specified in this
               Section 8(b) if they execute a writing so stating at or prior to the Closing.

     9.   REMEDIES FOR BREACHES OF THIS AGREEMENT.

          (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Parties contained in
               Section 3 and Section 4 above shall survive the Closing hereunder and continue in full force and effect for a period of two (2) years thereafter, provided, however that the preceding notwithstanding, the representations of the Seller contained in Section 3(a)(i) and (iii) and Sections 4(a)(b)(f) shall remain in effect for the full term of any applicable statute of limitations and Section 4(k) shall remain in effect for the full term for which any tax year through 1999 remains open to audit by the Internal Revenue Service.

          (b)  INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.

               (i) In the event any of the Sellers breaches any of his or her representations, warranties, and covenants contained herein, provided that the Buyer makes a written claim for indemnification against the Sellers pursuant to Section 12(h) below within the survival period specified in Section 9(a), then each of the Sellers agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach; provided, however, that:
                       (A) the Sellers shall not have any obligation to indemnify the Buyer from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach of any representation, warranty or covenant of the Sellers until (and only to the extent that) the Buyer has suffered Adverse Consequences by reason of any such breaches in excess of $75,000 per occurrence or $125,000 in the aggregate of all such breaches; (B) each Shareholder shall be solely responsible for his or her own representations contained in Section 3(a); (C) responsibility for any claim arising under any other representation, warranty or covenant shall be allocated among the Shareholders as follows (with each Shareholder's responsibilities limited to that percentage):
                       Johnson 75%; Olson 13% and Bashaw 12%; and (D) the aggregate amount of all such claims shall not exceed Thirty Million Dollars ($30,000,000).

               (ii)    In addition to the indemnification provided for in
                       Section 9(b)(i.) above, (a) Each of the Sellers agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any liability of any of the WestCoast Group as if it were not consolidated for tax purposes with the Holdings Group and (b) Johnson agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any liability of the Holdings Group as if it were not consolidated for tax purposes with the WestCoast Group: (x) for any Income Taxes or other tax however measured of WestCoast with respect to any tax year or portion thereof ending on or before the Closing Date (or for any tax year beginning before and ending after the Closing Date to the extent allocable (determined in a manner consistent with Section 9(c)) to the portion of such period beginning before and ending on the Effective Date), to the extent such Income Taxes or other taxes are not reflected in the reserve for Income Tax or other tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) shown on the face of the Most Recent Balance Sheet (rather than in any notes thereto), as such reserve is adjusted for the passage of time through the Effective Date in accordance with the past custom and practice of WestCoast in filing their Tax Returns, and (y) for the unpaid taxes of any Person (other than any of WestCoast and its 100% owned Subsidiaries) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

               (iii)   In addition to the indemnification provided for in
                       Section 9(b)(i.) and (ii) above, Sellers shall indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any liability of any of the WestCoast Group: (x) arising out of the management or ownership of the Retained Equity Interests, whether before or following the Effective Date, and whether or not disclosed in the Disclosure Schedule; or (y) any claim by the prior owner of the Ridpath Hotel in Spokane Washington arising out of the management by WestCoast of the Ridpath Hotel in Spokane prior to the sale of that hotel to Cavanaughs.

               (iv) With respect to any tax liability arising out of this section, the WestCoast Group shall be treated as if it were not part of a consolidated group with the Holdings Group and liability shall be allocated among the Shareholders as follows (with each Shareholder's responsibilities limited to that
                       percentage):  Johnson   75%; Olson   13% and Bashaw
                         12%.  Responsibility for any claim arising under
                       this Section with respect to the tax liabilities of
                       the Holdings Group shall be treated as if it were not part of a consolidated group with WestCoast and shall be the sole responsibility of Johnson.

          (c) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLERS. In the event the Buyer breaches any of its representations, warranties, and covenants contained herein, provided that if any of the Sellers makes a written claim for indemnification against the Buyer pursuant to Section 12(h) below within survival period specified in Section 9(a), then the Buyer agrees to indemnify each of the Sellers from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Sellers may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

          (d)  MATTERS INVOLVING THIRD PARTIES.

               (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 9, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

               (ii) Any Indemnifying Party will have the right to assume the defense of the Third Party Claim with counsel of his or its choice reasonably satisfactory to the Indemnified Party at any time within 15 days after the Indemnified Party has given notice of the Third Party Claim; provided, however, that the Indemnifying Party must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard; and provided further that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim.

               (iii) So long as the Indemnifying Party has assumed and is conducting the defense of the Third Party Claim in accordance with Section 9(d)(ii) above, (A) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages by one or more of the Indemnifying Parties and does not impose an injunction or other equitable relief upon the Indemnified Party and (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably).

               (iv) In the event none of the Indemnifying Parties assumes and conducts the defense of the Third Party Claim in accordance with Section 9(d)(ii) above, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner he or it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith) and (B) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 9.

          (e) DETERMINATION OF ADVERSE CONSEQUENCES. The Parties shall make appropriate adjustments for tax consequences and insurance coverage and take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this
               Section 9. All indemnification payments under this Section 9 shall be deemed adjustments to the Purchase Price.

          (f) EXCLUSIVE REMEDY. Except for the failure of Sellers or Buyer to accomplish all preconditions to and perform all actions required to close the transactions contemplated by this Agreement, for which failure each Party retains every remedy at law or at equity, Buyer and the Seller acknowledge and agree that the foregoing indemnification provisions in this Section 9 shall be the exclusive remedy of the Buyer and the Seller with respect to WestCoast, its Subsidiaries, and the transactions contemplated by this Agreement.
               Without limiting the generality of the foregoing, the Buyer and the Seller hereby waive any statutory, equitable, or common law rights or remedies relating to any environmental matters, including without limitation any such matters arising under any Environmental, Health, and Safety Requirements and including without limitation any arising under the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"). Each of the Sellers hereby agrees that he or it will not make any claim for indemnification against any of WestCoast and its Subsidiaries by reason of the fact that he or it was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against such Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

     10.  TAX MATTERS.

          The following provisions shall govern the allocation of responsibility as between Buyer and Sellers for certain tax matters following the Closing Date:

          (a) TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. On or before the due date (including extensions), Sellers shall, at Seller's sole expense, cause the regular outside accountants for WestCoast prior to the Closing Date (the "Accountants") to prepare or cause to be prepared and file or cause to be filed all Tax Returns for Holdings, WestCoast and its 100% owned Subsidiaries for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Subject to the allocation provisions of Section 9
               (b), Sellers will pay all Taxes of Holdings, WestCoast or its 100% owned Subsidiaries with such return. Sellers shall permit Buyer and WestCoast to review and approve each such Tax Return described in the preceding sentence prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by Buyer. Sellers shall pay any Income Taxes of Holdings, WestCoast and its Subsidiaries with respect to such periods within thirty (30) days calculation by Buyer or WestCoast and its Subsidiaries of such Income Taxes to the extent such Income Taxes are not reflected in the reserve for Income Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet.

          (b) TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING DATE. Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of WestCoast and its Subsidiaries for Tax periods which begin before the Closing Date and end after the Closing Date. Buyer shall not file such Tax Returns without the approval of Sellers, which shall not be unreasonably withheld. Sellers shall pay to

               Buyer within thirty (30) days after the date on which Taxes are paid with respect to such periods an amount equal to the Taxes which relates to the portion of such Taxable period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet.

          (c) REFUNDS AND TAX BENEFITS. Any Tax refunds that are received by Buyer, Holdings or WestCoast and its Subsidiaries, and any amounts credited against Tax to which Buyer, Holdings or WestCoast and its Subsidiaries become entitled, that relate to Tax periods or portions thereof ending on or before the Closing Date shall be for the account of Sellers, and Buyer shall pay over to Seller any such refund or the amount of any such credit within fifteen (15) days after receipt or entitlement thereto. In addition, to the extent that a claim for refund or a proceeding results in a payment or credit against Tax by a taxing authority to the Buyer, Holdings or WestCoast and its Subsidiaries of any amount accrued on the Closing Balance Sheet, the Buyer shall pay such amount to Sellers within fifteen (15) days after receipt or entitlement thereto.

          (d)  COOPERATION ON TAX MATTERS.

               (i) Buyer, Holdings, WestCoast and its Subsidiaries and Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. WestCoast and its Subsidiaries, Sellers (with respect to records pertaining to the Retained Equity Interests) and Buyer agree (A) to retain all books and records with respect to Tax matters pertinent to WestCoast and its Subsidiaries and the Retained Equity Interests relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, WestCoast and its Subsidiaries, Buyer or Sellers, as the case may be, shall allow the other party to take possession of such books and records. For periods prior to the Closing Date, Buyer and WestCoast shall not amend any previously filed Tax Returns or take any position in the future which is inconsistent with positions taken in prior Tax Returns without the consent of the Shareholders, which shall not be unreasonably withheld. In addition, Buyer shall not take any position that is inconsistent with the classification of Holdings or any entity within the Holdings Group and WestCoast as non-U.S. Real Property Holding Corporations.

               (ii) Buyer and Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

               (iii) Buyer and Seller further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to
                       Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

          (e) TAX SHARING AGREEMENTS. All tax sharing agreements or similar agreements between WestCoast and the Retained Equity Interests shall be terminated as of the Closing Date and, after the Closing Date, WestCoast and its Subsidiaries shall not be bound thereby or have any liability thereunder.

          (f) CERTAIN TAXES. All real estate excise taxes incurred in connection with this Agreement, shall be allocated to Sellers and paid at Closing, and the Parties agree to cooperate to file all necessary Tax Returns and other documentation with respect to all such transfer taxes and to join in the execution of any such Tax Returns and other documentation.

     11.  TERMINATION.

          (a) TERMINATION OF AGREEMENT. Certain of the Parties may terminate this Agreement as provided below:

               (i) the Buyer and the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

               (ii) the Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing (A) in the event any of the Sellers has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Sellers of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach,
                       (B) if the Closing shall not have occurred on or before December 31, 1999, by reason of the failure of any condition precedent under Section 8(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

               (iii) the Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, any of the Sellers has notified the Buyer of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the Closing shall not have occurred on or before December 31, l999, by reason of the failure of any condition precedent under Section 8(b) hereof (unless the failure results primarily from any of the Sellers themselves breaching any representation, warranty, or covenant contained in this Agreement).

          (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 11(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in
               Section 7(d) above shall survive termination.

     12.  MISCELLANEOUS.

          (a)  NATURE OF CERTAIN OBLIGATIONS.

               (i) The covenants of each of the Sellers in Section 2(a) above concerning the sale of his or its WestCoast Shares to the Buyer and the representations and warranties of each of the Sellers in Section 3(a) above concerning the transaction are several obligations. This means that the particular Seller making the representation, warranty, or covenant will be solely responsible to the extent provided in
                       Section 9 above for any Adverse Consequences the Buyer may suffer as a result of any breach thereof.

               (ii) The remainder of the representations, warranties, and covenants of Sellers in this Agreement are joint and several obligations, but each Seller will only be responsible to the extent provided in Section 9 above for the entirety of any Adverse Consequences the Buyer may suffer as a result of any breach thereof.

          (b) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer and the Sellers; provided, however, that any Party may make any public disclosure which is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure); provided further, that notwithstanding anything to the contrary in this Agreement, Buyer shall have the right after Closing to issue such press releases and make such public announcements relating to the subject matter of this Agreement without the prior written approval of the Sellers so long as Buyer provides Sellers' legal counsel a summary of such issuance or announcement prior to such issuance or announcement.

          (c) NO THIRD-PARTY BENEFICIARIES. This Agreement shall notconfer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

          (d) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

          (e) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Sellers, which approval shall not be unreasonably withheld; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder). For purposes of this Section, the term "assign" shall mean an any direct or indirect change in majority ownership through the sale of equity interests, merger, consolidation or reorganization or any other change in control of an entity.

          (f) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Any execution and delivery of this Agreement or any agreement or instrument contemplated hereby may be delivered by facsimile and such delivery shall constitute delivery of an original counterpart for all purposes hereunder.

          (g) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (h) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

               If to the Sellers:       Lisa Swanbeck-Johnson
                                        832   37th Avenue E.
                                        Seattle, WA  98102

               With a copy to:          Robert D. Kaplan
                                        Dorsey & Whitney LLP
                                        1420 Fifth Avenue
                                        Suite 3400
                                        Seattle, WA  98101
                                        Fax 206-903-8820

               With a copy to:          Bruce T. Bjerke
                                        Riddell Williams P.S.
                                        1001 Fourth Avenue Plaza
                                        Suite 4500
                                        Seattle, WA  98154
                                        Fax 206-389-1708

               And to:                  Rodney D. Olson
                                        PO Box 29
                                        Medina, WA  98039-0029

                                        Michael Bashaw
                                        24513   137th Avenue SE
                                        Kent, WA  98042

               With a copy to:          Bruce T. Bjerke
                                        Riddell Williams P.S.
                                        1001 Fourth Avenue Plaza
                                        Suite 4500
                                        Seattle, WA  98154
                                        Fax 206-389-1708

               If to the Buyer:         Cavanaughs Hospitality Corporation
                                        Attn:  Donald K. Barbieri,
                                          President
                                        201 W. North River Drive,
                                          CHC Building
                                        Spokane, WA 99201
                                        Fax:  509-325-7324

               With a copy to:          Richard L. Barbieri, General
                                          Counsel
                                        201 W. North River Drive,
                                          CHC Building
                                        Spokane, WA 99201
                                        Fax:  509-325-7324

               Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

          (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Washington without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Washington.

          (j) ARBITRATION. Any dispute arising out of or relating to this Agreement or any breach hereof shall be settled by panel of three arbitrators, with each side to the dispute selecting an arbitrator and those two arbitrators selecting a third neutral arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgement upon any award rendered may be entered in any court having jurisdiction thereof. Arbitration proceedings hereunder shall be held in Seattle, Washington. In addition to all other relief, the substantially prevailing party in any arbitration or court action shall be entitled to its or their reasonable attorneys' fees and costs incurred by reason of the dispute (including any appellate review and bankruptcy or enforcement proceedings) and the substantially losing party shall pay all fees and costs of the arbitrators and arbitration. Notwithstanding anything to the contrary herein, this Section shall in no way prevent either party from seeking equitable relief as set forth in Section 12(k), below.

          (k) SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 12(l) below), in addition to any other remedy to which they may be entitled, at law or in equity.

          (l)  SUBMISSION TO JURISDICTION.  Subject to the provisions of
               Section 12(j), above, each of the Parties submits to the jurisdiction of any state or federal court sitting in Seattle, Washington in any action or proceeding arising out of or relating to this Agreement and agrees, subject to the provisions of Section 12(j), above, that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in this Agreement. Nothing in this Section 12(l), however, shall affect the right of any Party to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

          (m) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Requisite Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          (n) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          (o) EXPENSES. The Sellers' expenses in connection with negotiating this Agreement and the transactions contemplated thereby shall be paid by WestCoast prior to Closing and deducted from current assets. Buyer shall be responsible for its expenses in negotiating this Agreement and the transactions contemplated thereby. All expenses associated with obtaining any approval of any lender or other third party required to accomplish the transactions described in this Agreement shall be paid by WestCoast prior to or at Closing and deducted from current assets or, if current assets are insufficient, from the cash paid by Buyer to Sellers at Closing.

          (p) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

          (q) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     *****SIGNATURES ON FOLLOWING PAGE

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.

     "BUYER"

     Cavanaughs Hospitality Corporation,
     a Washington corporation


     By: ________________________________
     Its: Authorized Officer


     "SELLERS"

     ____________________________________
     Lisa Swanbeck-Johnson


     ____________________________________
     Rodney D. Olson


     ____________________________________
     D. Michael Bashaw

     ** Spousal consents on the following page. **

     SPOUSAL CONSENT

     Each of the undersigned hereby represents and warrants that he or she has read the foregoing Stock Purchase Agreement, fully understands its terms, and agrees that any community property or other interest he or she has in the capital stock to be purchased thereunder is bound pursuant to the terms of the Agreement. Each of the undersigned further represents and warrants that he or she has been advised by the Parties to consult with counsel of her choice regarding the provisions of the Agreement and that he or she has either waived her right to do so or has consulted with counsel of his or her choice with regard to the provisions of the Agreement.


                                        ___________________________________
                                        Janice Olson

                                        ___________________________________
                                        Linda Bashaw


                         ANDERS JOHNSON ACKNOWLEDGEMENT

     Anders Johnson is the husband of Lisa Swanbeck-Johnson and acknowledges that he has no right, title or interest in PNW Holdings, Inc.; WC Coast Holdings, Inc.; and WestCoast Hotels, Inc.; or any of WestCoast Hotels, Inc.'s subsidiaries, and he further acknowledges that the above-mentioned corporations constitute the separate property of Lisa Swanbeck-Johnson.

                                        ___________________________________
                                        Anders Johnson

     SCHEDULE OF EXHIBITS:


     2(b)(iii)   List of Retained Equity Interests
     2(c)        Allocation of Consideration among Assets and Among Sellers

                                TABLE OF CONTENTS

     1.   DEFINITIONS

     2.   PURCHASE AND SALE OF WESTCOAST SHARES

          (a)  Basic Transaction
          (b)  Purchase Price
          (c) The consideration shall be allocated among the Sellers in accordance with Exhibit 2(c)
          (d)  Options
          (e)  Marketing Merger
          (f)  The Closing
          (g)  Deliveries at the Closing

     3.   REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION

          (a)  Representations and Warranties of the Sellers

               (i)      Organization and Ownership of Holdings
               (ii)     Closing
               (iii)    Authorization of Transaction
               (iv)     Noncontravention
               (v)      Brokers' Fees
               (vi)     Investment
               (vii)    WestCoast Shares
               (viii) The Sellers are not relying on any representations made by or on behalf of the Buyer except as explicitly set forth in this Agreement
               (ix)     Disclosure

          (b)  Representations and Warranties of the Buyer

               (i)      Organization of the Buyer
               (ii)     Authorization of Transaction
               (iii)    Noncontravention
               (iv)     Brokers' Fees
               (v)      Investment
               (vi)     Buyer Bonds
               (vii)    Reliance
               (viii)   Disclosure

     4.   REPRESENTATIONS AND WARRANTIES CONCERNING WESTCOAST AND ITS
          SUBSIDIARIES

          (a)  Organization, Qualification, and Corporate Power
          (b)  Capitalization
          (c)  Noncontravention
          (d)  Brokers' Fees
          (e)  Title to Assets
          (f)  Subsidiaries
          (g)  Financial Statements
          (h)  Events Subsequent to Most Recent Fiscal Month End
          (i)  Undisclosed Liabilities
          (j)  Legal Compliance
          (k)  Tax Matters
          (l)  Real Property
          (m)  Intellectual Property
          (n)  Tangible Assets
          (o)  Inventory
          (p)  Contracts
          (q)  Notes and Accounts Receivable
          (r)  Powers of Attorney
          (s)  Insurance
          (t)  Litigation
          (u)  Reserved
          (v)  Reserved
          (w)  Employees
          (x)  Employee Benefits
          (y)  Guaranties
          (z)  Environment, Health, and Safety Matters
          (aa) Certain Business Relationships With WestCoast and Its
               Subsidiaries
          (bb) Disclosure

     5.   UPDATING OF REPRESENTATIONS AND WARRANTIES

     6.   PRE-CLOSING COVENANTS

          (a)  General
          (b)  Notices and Consents
          (c)  Operation of Business
          (d)  Preservation of Business
          (e)  Full Access
          (f)  Notice of Developments
          (g)  Exclusivity
          (h)  Option Redemption Agreements
          (i)  Guaranteed Debts
          (j)  Termination of Agreements
          (k)  Merger of Marketing Inc. into WestCoast

      7.  POST-CLOSING COVENANTS

          (a)  General
          (b)  Litigation Support
          (c)  Transition Agreement
          (d)  Confidentiality
          (e)  [Reserved] Excess Working Capital
          (f)  1999 Year End Audit
          (g)  Benefits Provided to officers and directors

     8.   CONDITIONS TO OBLIGATION TO CLOSE

          (a)  Conditions to Obligation of the Buyer
          (b)  Conditions to Obligation of the Sellers

     9.   REMEDIES FOR BREACHES OF THIS AGREEMENT

          (a)  Survival of Representations and Warranties
          (b)  Indemnification Provisions for Benefit of the Buyer
          (c)  Indemnification Provisions for Benefit of the Sellers
          (d)  Matters Involving Third Parties
          (e)  Determination of Adverse Consequences
          (f)  Exclusive Remedy

     10.  TAX MATTERS

          (a)  Tax Periods Ending on or Before the Closing Date
          (b)  Tax Periods Beginning Before and Ending After the Closing
               Date
          (c)  Refunds and Tax Benefits
          (d)  Cooperation on Tax Matters
          (e)  Tax Sharing Agreements
          (f)  Certain Taxes

     11.  TERMINATION

          (a)  Termination of Agreement
          (b)  Effect of Termination

     12.  MISCELLANEOUS

          (a)  Nature of Certain Obligations
          (b)  Press Releases and Public Announcements
          (c)  No Third-Party Beneficiaries
          (d)  Entire Agreement
          (e)  Succession and Assignment
          (f)  Counterparts
          (g)  Headings

          (h)  Notices
          (i)  Governing Law
          (j)  Arbitration
          (k)  Specific Performance
          (l)  Submission to Jurisdiction
          (m)  Amendments and Waivers
          (n)  Severability
          (o)  Expenses
          (p)  Construction
          (q)  Incorporation of Exhibits and Schedules

     An extra section break has been inserted above this paragraph. Do not delete this section break if you plan to add text after the Table of Contents/Authorities. Deleting this break will cause Table of Contents/Authorities headers and footers to appear on any pages following the Table of Contents/Authorities.